As filed with the Securities and Exchange Commission on February 27, 2006.
U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO 1. TO FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
INDIA GLOBALIZATION CAPITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	20-2760393

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4336 MONTGOMERY AVE
BETHESDA, MARYLAND	20814

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file
number to which this form relates:	333-124942

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. INDEX TO EXHIBITS.
SIGNATURE

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and two Warrants	American Stock Exchange

Common Stock, par value $.0001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The securities to be registered hereby are the units, common stock and warrants of India Globalization Capital, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-124942), filed with the Securities and Exchange Commission on May 13, 2005, as amended on July 11, 2005, July 19, 2005, August 12, 2005, August 19, 2005, November 2, 2005 and February 14, 2006 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
ITEM 2. INDEX TO EXHIBITS.

*3.1	Articles of Incorporation
*3.2	By-Laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on May 13, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.
Date: February 27, 2006	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

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